UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 26, 2006
CAMCO FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	0-25196	51-0110823

(State or other jurisdiction of	(Commission File No.)	(IRS Employer I.D. No.)
incorporation)
6901 Glenn Highway, Cambridge, Ohio 43725
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code:    (740) 435-2020
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     (a) On September 26, 2006, the Board of Directors of Camco Financial Corporation (“Camco”) amended its Amended and Restated Bylaws to update paragraph 2 of Section 3.13 regarding stock ownership of directors. The change made reflects the ownership requirements currently set forth in Camco’s Corporate Governance Policy, which states that new directors should acquire at least 1,000 shares of Camco stock and directors who have served at least five years should, at a minimum, own 5,000 shares of, or have an investment of $75,000 in, Camco stock. Previously, paragraph 2 of Section 3.13 provided that a director must be the holder of record of at least 100 shares of Camco stock.
Section 7 – Regulation FD
Item 7.01 Regulation FD Disclosure.
     On September 26, 2006, Camco issued a news release announcing a dividend on its common stock. The news release is attached hereto as Exhibit 99.
Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

Exhibit No.	Description
3(ii)	Text of Amendment to Amended and Restated Bylaws

99	News Release dated September 26, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAMCO FINANCIAL CORPORATION
By:	/s/ Mark A. Severson
Mark A. Severson
Chief Financial Officer

Date: September 28, 2006

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